Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael LaBelle

Executive Vice President,

Chief Financial Officer and Treasurer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

SECOND QUARTER 2016 RESULTS

BOSTON, MA, July 26, 2016 - Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2016.

Net income available to common shareholders was $96.6 million for the quarter ended June 30, 2016, compared to $79.5 million for the quarter ended June 30, 2015. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2016 was $0.63 basic and $0.63 on a diluted basis. This compares to EPS for the quarter ended June 30, 2015 of $0.52 basic and $0.52 on a diluted basis. The weighted-average number of basic and diluted shares outstanding totaled approximately 153,662,000 and 153,860,000, respectively, for the quarter ended June 30, 2016 and 153,450,000 and 153,815,000, respectively, for the quarter ended June 30, 2015.

Funds from Operations (FFO) for the quarter ended June 30, 2016 were $220.6 million, or $1.44 per share basic and $1.43 per share diluted. This compares to FFO for the quarter ended June 30, 2015 of $208.7 million, or $1.36 per share basic and $1.36 per share diluted.

The Company’s reported FFO of $1.43 per share diluted was greater than the guidance previously provided of $1.36-$1.38 per share diluted primarily due to earlier than anticipated tenant termination income of $0.04 per share and better than expected portfolio operations of $0.02 per share.

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The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2016. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2016, the Company’s portfolio consisted of 168 properties aggregating approximately 46.5 million square feet, including eight properties under construction/redevelopment totaling approximately 3.8 million square feet. The overall percentage of leased space for the 157 properties in service (excluding the Company’s two residential properties and hotel) as of June 30, 2016 was 90.8%.

Significant events during the second quarter included:

•	On April 4, 2016, a joint venture in which the Company has a 50% interest extended the loan collateralized by its Annapolis Junction Building Seven property. At the time of the extension, the outstanding balance of the loan totaled approximately $21.5 million and was scheduled to mature on April 4, 2016. The extended loan has a total commitment amount of $22.0 million, bears interest at a variable rate equal to LIBOR plus 1.65% per annum and matures on April 4, 2017, with one, one-year extension option, subject to certain conditions. Annapolis Junction Building Seven is a Class A office property with approximately 127,000 net rentable square feet located in Annapolis, Maryland.

•	On April 11, 2016, the Company used available cash to repay the mortgage loan collateralized by its Fountain Square property located in Reston, Virginia totaling approximately $211.3 million. The mortgage loan bore interest at a fixed rate of 5.71% per annum and was scheduled to mature on October 11, 2016. There was no prepayment penalty.

•	On April 11, 2016, a joint venture in which the Company has a 50% interest received a Notice of Event of Default from the lender for the loan collateralized by its Annapolis Junction Building One property. The Event of Default relates to the loan to value ratio not being in compliance with the loan agreement. The joint venture is currently in discussions with the lender regarding the Event of Default, although there can be no assurance as to the outcome of those discussions. The loan has an outstanding balance of approximately $39.8 million, is non-recourse to the Company, bears interest at a variable rate equal to LIBOR plus 1.75% per annum and has a stated maturity date of March 31, 2018, with one, three-year extension option, subject to certain conditions. Annapolis Junction Building One is a Class A office property with approximately 118,000 net rentable square feet located in Annapolis, Maryland.

•	On April 22, 2016, the Company acquired 3625-3635 Peterson Way located in Santa Clara, California for a purchase price of approximately $78.0 million in cash. 3625-3635 Peterson Way is an approximately 218,000 net rentable square foot office property. The property is 100% leased to a single tenant through March 2021. Following the lease expiration, the Company intends to develop the site into a Class A office campus containing an aggregate of approximately 632,000 net rentable square feet.

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•	On May 27, 2016, the Company completed and fully placed in-service 601 Massachusetts Avenue, a Class A office project with approximately 479,000 net rentable square feet located in Washington, DC. The property is 90% leased.

•	On May 27, 2016, the Company completed and fully placed in-service 804 Carnegie Center, a Class A office project with approximately 130,000 net rentable square feet located in Princeton, New Jersey. The property is 100% leased.

•	On June 24, 2016, the Company completed and fully placed in-service 10 CityPoint, a Class A office project with approximately 241,000 net rentable square feet located in Waltham, Massachusetts. The property is 97% leased.

Transactions completed subsequent to June 30, 2016:

•	On July 1, 2016, the Company entered the Los Angeles market through its acquisition of a 49.8% interest in an existing joint venture that owns and operates Colorado Center located in Santa Monica, California for a gross purchase price of approximately $511.1 million, or approximately $503.6 million in cash net of credits for free rent, unfunded leasing costs and other adjustments. Colorado Center is a six-building office complex that sits on a 15-acre site and contains an aggregate of approximately 1,184,000 net rentable square feet with an underground parking garage for 3,100 vehicles. The property is 68% leased.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2016 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has updated its projected EPS (diluted) for the full year 2016 to $3.04 - $3.11 per share from $3.00 - $3.10 per share. This is an increase of approximately $0.03 per share at the mid-point of the Company’s guidance consisting of $0.02 per share due to the acquisition of a 49.8% interest in the joint venture that owns Colorado Center (net of $0.03 per share of real estate depreciation and amortization expense) and $0.01 per share due to higher portfolio performance. In addition, the Company has updated its projected guidance for FFO per share (diluted) for the full year 2016 to $5.92 - $5.99 per share from $5.85 - $5.95 per share. This is an increase of approximately $0.06 per share at the mid-point of the Company’s guidance consisting of $0.05 per share from the acquisition of a 49.8% interest in Colorado Center and $0.01 per share due to higher portfolio performance.

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	Third Quarter 2016		Full Year 2016
	Low	High	Low	High
Projected EPS (diluted)	$0.57	$0.59	$3.04	$3.11
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.83	0.83	3.27	3.27
Less:
Projected Company Share of Gains on Sales of Real Estate	—	—	0.39	0.39

Projected FFO per Share (diluted)	$1.40	$1.42	$5.92	$5.99

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Boston Properties will host a conference call on Wednesday, July 27, 2016 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2016 results, the 2016 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 23627785. A replay of the conference call will be available through August 12, 2016, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 23627785. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2016 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of primarily Class A office space, five retail properties, four residential properties (including two properties under construction) and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets - Boston, Los Angeles, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2016, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2016	December 31, 2015
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$18,690,403	$18,465,405
Construction in progress	865,359	763,935
Land held for future development	241,106	252,195
Less: accumulated depreciation	(4,056,716)	(3,925,894)

Total real estate	15,740,152	15,555,641
Cash and cash equivalents	1,180,044	723,718
Cash held in escrows	65,654	73,790
Investments in securities	21,775	20,380
Tenant and other receivables, net	84,861	97,865
Accrued rental income, net	776,816	754,883
Deferred charges, net	697,823	704,867
Prepaid expenses and other assets	144,222	185,118
Investments in unconsolidated joint ventures	252,618	235,224

Total assets	$18,963,965	$18,351,486

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,189,013	$3,435,242
Unsecured senior notes, net	6,257,274	5,264,819
Unsecured line of credit	—	—
Mezzanine notes payable	307,797	308,482
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	287,464	274,709
Dividends and distributions payable	113,071	327,320
Accrued interest payable	222,175	190,386
Other liabilities	508,952	483,601

Total liabilities	11,065,746	10,464,559

Commitments and contingencies	—	—

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2016 and December 31, 2015	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,753,830 and 153,658,866 issued and 153,674,930 and 153,579,966 outstanding at June 30, 2016 and December 31, 2015, respectively	1,537	1,536
Additional paid-in capital	6,316,191	6,305,687
Dividends in excess of earnings	(702,361)	(780,952)
Treasury common stock at cost, 78,900 shares at June 30, 2016 and December 31, 2015	(2,722)	(2,722)
Accumulated other comprehensive loss	(79,748)	(14,114)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,732,897	5,709,435
Noncontrolling interests:
Common units of the Operating Partnership	612,385	603,092
Property partnerships	1,552,937	1,574,400

Total equity	7,898,219	7,886,927

Total liabilities and equity	$18,963,965	$18,351,486

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BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$493,386	$486,609	$1,029,514	$977,291
Recoveries from tenants	85,706	86,795	175,292	175,388
Parking and other	26,113	26,552	50,938	51,340

Total rental revenue	605,205	599,956	1,255,744	1,204,019
Hotel revenue	12,808	13,403	21,565	22,488
Development and management services	5,533	4,862	12,222	10,190

Total revenue	623,546	618,221	1,289,531	1,236,697

Expenses
Operating
Rental	217,938	214,464	437,110	435,814
Hotel	7,978	8,495	15,612	16,071
General and administrative	25,418	22,284	54,771	51,075
Transaction costs	913	208	938	535
Depreciation and amortization	153,175	167,844	312,623	322,067

Total expenses	405,422	413,295	821,054	825,562

Operating income	218,124	204,926	468,477	411,135
Other income (expense)
Income from unconsolidated joint ventures	2,234	3,078	4,025	17,912
Interest and other income	1,524	1,293	3,029	2,700
Gains (losses) from investments in securities	478	(24)	737	369
Interest expense	(105,003)	(108,534)	(210,312)	(217,291)

Income before gains on sales of real estate	117,357	100,739	265,956	214,825
Gains on sales of real estate	—	—	67,623	95,084

Net income	117,357	100,739	333,579	309,909
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(6,814)	(9,264)	(17,278)	(24,472)
Noncontrolling interest—redeemable preferred units of the Operating Partnership	—	(3)	—	(6)
Noncontrolling interest—common units of the Operating Partnership	(11,357)	(9,394)	(32,771)	(29,530)

Net income attributable to Boston Properties, Inc.	99,186	82,078	283,530	255,901
Preferred dividends	(2,589)	(2,618)	(5,207)	(5,207)

Net income attributable to Boston Properties, Inc. common shareholders	$96,597	$79,460	$278,323	$250,694

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.63	$0.52	$1.81	$1.63

Weighted average number of common shares outstanding	153,662	153,450	153,644	153,341

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.63	$0.52	$1.81	$1.63

Weighted average number of common and common equivalent shares outstanding	153,860	153,815	153,889	153,845

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BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$96,597	$79,460	$278,323	$250,694
Add:
Preferred dividends	2,589	2,618	5,207	5,207
Noncontrolling interest - common units of the Operating Partnership	11,357	9,394	32,771	29,530
Noncontrolling interest - redeemable preferred units of the Operating Partnership	—	3	—	6
Noncontrolling interests in property partnerships	6,814	9,264	17,278	24,472
Less:
Gains on sales of real estate	—	—	67,623	95,084

Income before gains on sales of real estate	117,357	100,739	265,956	214,825
Add:
Real estate depreciation and amortization (2)	157,431	171,384	321,011	320,138
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	26,183	36,699	56,202	73,214
Noncontrolling interest - redeemable preferred units of the Operating Partnership	—	3	—	6
Preferred dividends	2,589	2,618	5,207	5,207

Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	246,016	232,803	525,558	456,536
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	25,421	24,072	54,277	47,423

Funds from operations attributable to Boston Properties, Inc. common shareholders	$220,595	$208,731	$471,281	$409,113

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.67%	89.66%	89.67%	89.61%

Weighted average shares outstanding - basic	153,662	153,450	153,644	153,341

FFO per share basic	$1.44	$1.36	$3.07	$2.67

Weighted average shares outstanding - diluted	153,860	153,815	153,889	153,845

FFO per share diluted	$1.43	$1.36	$3.06	$2.66

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(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate-related depreciation and amortization, and our share of income (loss) from unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP). FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to more comprehensively understand our operating performance, FFO should be considered along with our reported net income attributable to Boston Properties, Inc. and our cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $153,175, $167,844, $312,623 and $322,067 and our share of unconsolidated joint venture real estate depreciation and amortization of $4,618, $3,886, $9,114 and $(1,246), less corporate-related depreciation and amortization of $362, $346, $726 and $683 for the three and six months ended June 30, 2016 and 2015, respectively.

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BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2016	December 31, 2015
Boston	91.3%	90.6%
New York	90.7%	91.5%
San Francisco	90.5%	93.8%
Washington, DC	90.3%	91.0%

Total Portfolio	90.8%	91.4%

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